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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                         590 MADISON AVENUE, 34TH FLOOR
                               NEW YORK, NY 10022

                                       As of March 4, 2005

Mr. Mark D. Klein
3 Olmstead Road
Scarsdale, New York  10583

Dear Mr. Klein:

      We are pleased to inform you that Ladenburg Thalmann Financial Services Inc. (the "Company") has granted you a nonqualified option (the "Option") to purchase 5,000,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), at a purchase price of $0.465 per share (any of the underlying shares of Common Stock to be issued upon exercise of the Option are referred to hereinafter as the "Shares"). Capitalized forms used and not otherwise defined herein shall have the meanings ascribed to them in the employment agreement of even date herewith between you and the Company ("Employment Agreement").

      1. Subject to the terms hereof, the Option may be exercised on or prior to March 4, 2015 (after which date the Option will, to the extent not previously exercised, expire). The Option shall vest and become exercisable as to 500,000 of the Shares on and after the date hereof and as to 1,125,000 of the Shares on and after each of March 4, 2006, 2007, 2008 and 2009, provided you are then employed by the Company and/or one of its present or future subsidiaries or affiliates (for purposes of this Agreement, any other entity controlling, controlled by, or under common control with, the Company); provided, however, that the entire Option shall vest earlier and become immediately exercisable in the event that your employment is terminated by reason of your death or Disability, by the Company without Cause or by you for Good Reason (collectively, "Vesting Events").

      2. The Option, from and after the date it vests and becomes exercisable pursuant to Section 1 hereof, may be exercised in whole or in part by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A (or such other form approved by the Company), specifying the number of the Shares to be purchased and the purchase price therefor, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or by delivering shares of Common Stock already owned by you for at least six months ("Mature Shares") and having a "Fair Market Value" on the date of exercise equal to the purchase price of the Option being exercised, or a combination of such shares and cash. "Fair Market Value," unless otherwise required by any applicable provision of the Internal Revenue

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Mr. Mark D. Klein
As of March 4, 2005
Page 2

Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the Fair Market Value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Compensation Committee of the Company shall determine, in good faith.

            In addition, payment of the purchase price of the Shares to be purchased may also be made by delivering a properly executed notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if required, the amount of any federal, state or local withholding taxes.

            No Shares shall be issued until full payment therefor has been made. You shall have all of the rights of a stockholder of the Company holding the Common Stock that is subject to the Option (including, if applicable, the right to vote the Shares and the right to receive dividends thereon), when you have given written notice of exercise, have paid in full for such Shares and, if requested, have given the certificate described in Section 8 hereof.

      3. In the event your employment with the Company is terminated for any reason, the Option shall forthwith terminate, provided that, if a Vesting Event has occurred, you may exercise any then unexercised portion of the Option then vested and exercisable pursuant to Section 1 hereof at any time prior to the earlier of one year after the termination of your employment and the expiration of the Option. In the event of your death or Disability, the Option may be exercised by your personal representative or representatives, or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution.

      4. The Option is not transferable except by will or the applicable laws of descent and distribution. Notwithstanding the foregoing, with the approval of the Compensation Committee, you may transfer the Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of your "Immediate Family" (as defined below), or (ii) to an entity in which you and/or members of your Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, provided that such transfer is being made for estate, tax and/or personal planning purposes and will not have adverse tax consequences to the Company and subject to such limits as the Compensation

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Mr. Mark D. Klein
As of March 4, 2005
Page 3

Committee may establish and the execution of such documents as the Compensation Committee may require. In such event, the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or you) control the management of the assets.

      5. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a stock split, reverse stock split, stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the date hereof, the Board of Directors of the Company (the "Board") shall make appropriate adjustments in the terms of the Option to preserve the economic interest of the grant. Any such adjustments will be made by the Board, whose determination will be final, binding and conclusive.

      6. The grant of the Option does not confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or its subsidiaries or affiliates to terminate the term of your employment.

      7. The Company shall require as a condition to the exercise of any portion of the Option that you pay to the Company, or make other arrangements regarding the payment of, any federal state or local taxes required by law to be withheld as a result of such exercise. If the Board consents, you may pay such taxes using Mature Shares, valued at Fair Market Value.

      8. Unless at the time of the exercise of any portion of the Option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to the Shares, the Shares shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you agree to execute and deliver to the Company a reasonable certificate to such effect.

      9. You agree to abide by all of the Company's policies in effect at the time you acquire any Shares and thereafter, including the Company's Insider Trading Policy, with respect to the ownership and trading of the Company's securities.

      10. The Company represents and warrants to you as follows: (i) this Agreement and the grant of the Option hereunder have been authorized by all necessary corporate action by the Company and this letter is a valid and binding Agreement of the Company enforceable against the Company in accordance with its terms; (ii) the Company will obtain, at its expense, any regulatory approvals necessary or advisable in connection with the grant of the Option or the issuance of the Shares; and (iii) the Company currently has reserved and available, and will

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Mr. Mark D. Klein
As of March 4, 2005
Page 4

continue to have reserved and available during the term of the Option, sufficient authorized and issued shares of its Common Stock for issuance upon exercise of the Option.

      11. Promptly following the date hereof, the Company shall use its best efforts to file and keep in effect a Registration Statement on Form S-8 or other applicable form to register under the Act the resale of the Shares issuable to you upon exercise of the Option.

      12. This Agreement contains all the understandings between the Company and you pertaining to the matters referred to herein, and supercedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and you with respect hereto. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by you and a duly authorized officer of the Company. No waiver by the Company or you of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof by executing this Agreement in the space provided below.

                                  Very truly yours,

                                  LADENBURG THALMANN FINANCIAL SERVICES INC.

                                  By: /s/ Salvatore Giardina
                                      ----------------------
                                      Salvatore Giardina
                                      Vice President and Chief Financial Officer
AGREED TO AND ACCEPTED:

/s/ Mark D. Klein
-----------------
MARK D. KLEIN

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                                                                       EXHIBIT A

Ladenburg Thalmann Financial Services Inc.
590 Madison Avenue, 34th Floor
New York, NY  10022

Gentlemen:

      Notice is hereby given of my election to purchase _________ shares of Common Stock, $.0001 par value (the "Shares"), of Ladenburg Thalmann Financial Services Inc., at a price of $______ per Share, pursuant to the provisions of the stock option granted to me as of March ___, 2005. Enclosed in payment for the Shares is:

            [ ]   my check in the amount of $_________________.

            [ ]   ______________ Shares having a total value of $______________, such value being based on the closing price(s) of the Shares on the date hereof.

      The following information is supplied for use in issuing and registering the Shares purchased hereby:

                     Number of Certificates
                        and Denominations            ___________________________

                     Name                            ___________________________

                     Address                         ___________________________

                                                     ___________________________

                                                     ___________________________

                     Social Security No.             ___________________________

Dated:
                                                     Very truly yours,

                                                     Mark D. Klein